LEGG MASON, INC.
           Proxy for Annual Meeting of Stockholders, July 28, 1994

   The undersigned hereby appoints Raymond A. Mason, Charles A. Bacigalupo and John F. Curley, Jr., and each of them, as proxy, with full power of substitution, to vote all shares which the undersigned is entitled to vote at the annual meeting of stockholders of Legg Mason, Inc., on July 28, 1994, at 11:00 a.m., and at any adjournment thereof.

    The Board of Directors recommends a vote FOR each of the items below.

   1. FOR [ ] WITHHOLD [ ] The election of all Nominees listed (except as marked to the contrary):

    Nominees for the term expiring at the 1997 annual meeting

             Charles A. Bacigalupo, Harry M. Ford, Jr.James E. Ukrop
                    John E. Koerner, III, Peter F. O'Malley

   2. FOR [ ] AGAINST [ ] ABSTAIN [ ] Ratification of Coopers & Lybrand as independent auditors of the Company for the fiscal year ending March 31, 1995

   3. To act upon any other matter which may properly come before the meeting or any adjournment thereof.

   This proxy will be voted on each of the foregoing items as specified by the person signing it, but if no specification is made, the proxy will be voted FOR the election of Directors and FOR the other proposal.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                   IT MAY BE REVOKED PRIOR TO ITS EXERCISE.

   Receipt of notice of the meeting and proxy statement is hereby acknowledged, and the terms of the notice and statement are hereby incorporated by reference into this proxy. The undersigned hereby revokes all proxies heretofore given for said meeting or any adjournment or adjournments thereof.

   Dated:  1994
                                    (SEAL)

                                    (SEAL)
Please date and then sign exactly as name appears to the left. If signing for trust, estate or corporation, capacity or title should be stated. If shares are jointly owned, both owners should sign.

 PLEASE DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

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